UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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EDUCATION REALTY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(EDUCATION REALTY TRUST, INC. LOGO)
EDUCATION REALTY TRUST, INC.
530 Oak Court Drive, Suite 300
Memphis, Tennessee 38117
(901) 259-2500
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 25, 2005
       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Education Realty Trust, Inc. (the “Company”) will be held at 530 Oak Court Drive, Suite 300, Memphis, Tennessee on Wednesday, May 25, 2005, at 10:00 a.m. (Central Time), to consider and act upon:

1. the election of five directors to the Company’s Board of Directors;

2. a proposal to ratify the selection of independent auditors for the Company’s current fiscal year; and

3. such other business as may properly come before the Annual Meeting or any adjournment thereof.
      The Board of Directors has fixed the close of business on April 1, 2005, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Randall H. Brown
Secretary
April 29, 2005
Memphis, Tennessee
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

INFORMATION CONCERNING SOLICITATION AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
RELATED PARTY TRANSACTIONS
AUDIT COMMITTEE REPORT
PROPOSAL 2 RATIFICATION AND SELECTION OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
COMMUNICATION WITH DIRECTORS
2004 ANNUAL REPORT
OTHER MATTERS
ANNEX A

EDUCATION REALTY TRUST, INC.
530 Oak Court Drive, Suite 300
Memphis, Tennessee 38117

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 25, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING
Stockholders Meeting
      This Proxy Statement and the enclosed proxy card (“Proxy”) are furnished on behalf of the Board of Directors of Education Realty Trust, Inc., a Maryland corporation (the “Company,” “we,” “us” or “our”), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 25, 2005, at 10:00 a.m., Memphis, Tennessee time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117. We intend to mail this Proxy Statement and the accompanying Proxy on or about April 29, 2005, to all stockholders entitled to vote at the Annual Meeting.
Stockholders Entitled to Vote
      Only holders of record of our $.01 par value per share common stock (the “Common Stock”) at the close of business on April 1, 2005, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 1, 2005, we had outstanding and entitled to vote 22,034,000 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Any stockholder who signs and returns a Proxy has the power to revoke it at any time before it is exercised by providing written notice of revocation to the Secretary of the Company or by filing with the Secretary of the Company a Proxy bearing a later date. The holders of a majority of the total shares of Common Stock outstanding on the record date, whether present at the Annual Meeting in person or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each stockholder who signs and returns the enclosed Proxy will be counted for the purposes of determining the presence of a quorum at the meeting, whether or not the stockholder abstains on all or any matter to be acted on at the meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements.
Counting of Votes
      The purpose of the Annual Meeting is to consider and act upon the matters that are listed in the accompanying Notice of Annual Meeting and set forth in this Proxy Statement. The enclosed Proxy provides a means for a stockholder to vote upon all of the matters listed in the accompanying Notice of Annual Meeting and described in the Proxy Statement. The enclosed Proxy also provides a means for a stockholder to vote for all of the nominees to serve on the Board of Directors listed thereon or to withhold authority to vote for one or more of such nominees. Our Bylaws provide that members of the Board of Directors are elected by a plurality of the votes cast. Plurality means that the nominees who receive the most votes for the available directorships will be elected to the Board. Accordingly, the withholding of authority by a stockholder will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees.

      The accompanying Proxy also provides a means for a stockholder to vote for, against or abstain from voting on the other matters to be acted upon at the Annual Meeting. Each Proxy will be voted in accordance with the stockholder’s directions. Ratification of the selection of independent auditors and approval of any other matters as may properly come before the meeting will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by a Proxy and entitled to vote at the meeting. Abstentions with respect to such proposals will have the same effect as a vote against the proposals. With respect to broker non-votes, the shares will not be considered present at the meeting for the proposal to which authority was withheld. Consequently, broker non-votes will not be counted with regard to such proposals, but they will have the effect of reducing the number of affirmative votes required to approve the proposals, because they reduce the number of shares present or represented from which a majority is calculated.
Proxies
      When the enclosed Proxy is properly signed and returned, the shares of Common Stock that it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed Proxy will be voted in favor of the nominees for election to the Board of Directors and in favor of the ratification of the selection of independent auditors.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth the amount and percent of shares of Common Stock that, as of April 1, 2005, are deemed under the rules of the Securities and Exchange Commission (the “SEC”) to be “beneficially owned” by each member of our Board of Directors, by each nominee to become a member of the Board of Directors, by each of our Named Executive Officers (as defined on page 7 herein), by all members of the Board of Directors and executive officers as a group, and by any person or “group” (as that term is used in the Securities Act of 1934, as amended) known to us as of that date to be a “beneficial owner” of 5% or more of the outstanding shares of Common Stock. The address of all beneficial owners listed below is 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117.

	Common Stock
	Beneficially Owned

	Number of	Percentage
	Shares of	of
Name of Beneficial Owner	Common Stock	Class(1)

Paul O. Bower(2)	883,604	3.86%
Randall H. Brown(3)	83,832	*
Craig L. Cardwell(4)	79,730	*
William W. Harris(5)	53,832	*
Thomas J. Hickey(6)	66,522	*
Monte J. Barrow(7)	6,000	*
William J. Cahill, III(7)	1,000	*
Randall L. Churchey(7)	6,882	*
John L. Ford(7)	1,000	*

All directors and executive officers as a group (13 persons)(8)	1,266,234	5.48%

*	Less than 1% of the outstanding Common Stock.

(1)	The total number of shares outstanding used in calculating the percentage assumes that none of the units of limited partnership interest in Education Realty Operating Partnership, LP (the “Operating Partnership”) or University Towers Operating Partnership, LP (the “University Towers Partnership”) held by other persons are redeemed for Common Stock or exercised for Common Stock. Units in the Operating Partnership and University Towers Partnership are redeemable, at the option of the holder, beginning January 31, 2006, for cash or, at our election, shares of our Common Stock on a one-for-one basis.

(2)	Includes (i) 45,000 shares of restricted stock that vest ratably over five years, (ii) 656,585 units of limited partnership interest in the Operating Partnership held by a corporation of which Mr. Bower is the sole stockholder and 142 Operating Partnership units held directly by Mr. Bower, and (iii) 118,430 units of limited partnership interest in the University Towers Partnership held by a corporation of which Mr. Bower is the sole stockholder and 63,447 University Towers Partnership units held directly by Mr. Bower. Excludes 30,000 profits interest units in Education Realty Limited Partner, LLC, which holds partnership interests in the Operating Partnership. Upon the occurrence of certain capital account equalization events, the profits interest units will become ordinary units of the Operating Partnership and be exchangeable for shares of our Common Stock on a one-for-one basis.

(3)	Includes (i) 40,000 shares of restricted stock that vest ratably over five years, and (ii) 43,832 units of limited partnership interest in the Operating Partnership. Excludes 30,000 profits interest units in Education Realty Limited Partner, LLC, which holds partnership interests in the Operating Partnership. Upon the occurrence of certain capital account equalization events, the profits interest units will become ordinary units of the Operating Partnership and be exchangeable for shares of our Common Stock on a one-for-one basis.

(4)	Includes (i) 35,000 shares of restricted stock that vest ratably over five years, and (ii) 44,730 units of limited partnership interest in the Operating Partnership. Excludes 30,000 profits interest units in Education Realty Limited Partner, LLC, which holds partnership interests in the Operating Partnership. Upon the occurrence of certain capital account equalization events, the profits interest units will become ordinary units of the Operating Partnership and be exchangeable for shares of our Common Stock on a one-for-one basis.

(5)	Includes (i) 10,000 shares of restricted stock that vest ratably over five years, and (ii) 43,832 units of limited partnership interest in the Operating Partnership. Excludes 20,000 profits interest units in Education Realty Limited Partner, LLC, which holds partnership interests in the Operating Partnership. Upon the occurrence of certain capital account equalization events, the profits interest units will become ordinary units of the Operating Partnership and be exchangeable for shares of our Common Stock on a one-for-one basis.

(6)	Includes (i) 10,000 shares of restricted stock that vest ratably over five years, (ii) 43,832 units of limited partnership interest in the Operating Partnership, and (iii) 12,690 University Towers Partnership units. Excludes 20,000 profits interest units in Education Realty Limited Partner, LLC, which holds partnership interests in the Operating Partnership. Upon the occurrence of certain capital account equalization events, the profits interest units will become ordinary units of the Operating Partnership and be exchangeable for shares of our Common Stock on a one-for-one basis.

(7)	Includes 1,000 shares of restricted stock that vest on July 30, 2005.

(8)	Includes (i) 180,000 shares of restricted stock that vest ratably over five years, (ii) 4,000 shares of restricted stock that vest on July 30, 2005, (iii) 876,785 units of limited partnership interest in the Operating Partnership, and (iv) 194,567 University Towers Partnership units.

PROPOSAL 1
ELECTION OF DIRECTORS
Introduction
      At the Annual Meeting, five persons will be elected to serve on our Board of Directors, each for a one-year term. The terms of the directors will expire upon the election and qualification of successor directors at the 2006 annual meeting of stockholders. There are no family relationships among any of the members of our Board of Directors.

      Shares represented by executed Proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.
      The Board of Directors recommends a vote FOR each named nominee.
Nominees

Nominees to Serve as Directors (Term Expires in 2006)
      The name and age, principal occupation or employment, and other data regarding each nominee to serve as a member of our Board of Directors, based on information received from the respective nominees, are set forth below:
      Paul O. Bower, age 62, has served as Chairman of our Board of Directors since July 2004. He is also our Chief Executive Officer and President. Mr. Bower joined our predecessor, Allen & O’Hara, Inc. (“Allen & O’Hara”), in July 1969, and from 1969 to 1977, he served as Assistant General Manager of Granville Towers (University of North Carolina), General Manager of The Towers (University of Wisconsin) and Summit Hall (West Virginia University), and Regional Director and Branch Manager of Allen & O’Hara’s student housing/foodservice group. In 1977, Mr. Bower was promoted to Vice President of the student housing group of Allen & O’Hara’s Management Services department, and he became Senior Vice President of that department in 1979. In 1994, Mr. Bower was named Senior Vice President of Management Contract Development, and in 1997 he was named Executive Vice President of Development. In January 1998, he became President and Chief Executive Officer of Allen & O’Hara. Mr. Bower holds the Certified Property Manager designation conferred by the Institute of Real Estate Management (IREM) and is a member of the Memphis Board of Realtors and the Association of College and University Housing Officers — International.
      Monte J. Barrow, age 60, has served as a member of our Board of Directors since January 2005. From February 1982 until August 2002, Mr. Barrow served as the Chief Financial Officer of MS Carriers, Inc., a publicly-traded trucking transportation company. While serving as Chief Financial Officer of MS Carriers, Mr. Barrow was responsible for the accounting, financial, human resources and information technology departments of the company. Mr. Barrow retired in August 2002, following the sale of MS Carriers to Swift Transportation Company, Inc. Since February 2003, Mr. Barrow has been self-employed as the owner and operator of a privately-held business.
      William J. Cahill, III, age 59, has served as a member of our Board of Directors since January 2005. Mr. Cahill has served as the Corporate Vice President of Human Resources of FedEx Corporation since June 2004 and served as Vice President of Human Resources of FedEx Corporation from February 1998 until June 2004. He has been with FedEx since December 1979. In his current role, Mr. Cahill is responsible for executive compensation, succession planning, healthcare strategy, retirement investment, employment, legal compliance and other human resources functions at FedEx Corporation.
      Randall L. Churchey, age 44, has served as a member of our Board of Directors since January 2005. He most recently served as President and Chief Operating Officer of RFS Hotel Investors, Inc., a hotel REIT listed on the New York Stock Exchange (RFS), from November 1999 until its sale in July 2003. From November 1997 until October 1999, Mr. Churchey served as Senior Vice President and Chief Financial Officer of FelCor Lodging Trust, a hotel REIT listed on the New York Stock Exchange (FCH). From 1982 until 1997, Mr. Churchey held various positions in the audit practice of Coopers & Lybrand, LLP, where he most recently served as a Partner and as Chair of the firm’s Hospitality and Real Estate practice for the southwestern United States. Mr. Churchey is currently a private investor and serves on the board of trustees and as the audit committee chairperson for Innkeepers USA Trust, a REIT that is traded on the New York Stock Exchange (KPA), and for Great Wolf Resorts, Inc., an owner and operator of resorts that has listed its stock for quotation on The Nasdaq Stock Market (WOLF).

Mr. Churchey is a Certified Public Accountant. Mr. Churchey holds a Bachelor of Science degree in Accounting from the University of Alabama. He became a Certified Public Accountant in 1984.
      John L. Ford, age 59, has served as a member of our Board of Directors since January 2005. Dr. Ford has served as the Senior Vice President and Dean of Campus Life for Emory University since January 2001. In this role, Dr. Ford oversees a department of approximately 350 employees with an annual budget of $43 million. From September 1992 through December 2000, he served as Dean of Students at Cornell University. In both this and his current position, Dr. Ford leads and oversees student life outside of the classroom.
Executive Officers
      In addition to Paul O. Bower, the following individuals serve as our executive officers as of April 1, 2005:
      Randall H. Brown, age 47, is our Executive Vice President, Chief Financial Officer, Treasurer and Secretary. Mr. Brown joined Allen & O’Hara as its Chief Financial Officer, Treasurer and Secretary in June 1999. Prior to joining Allen & O’Hara, Mr. Brown served as director of corporate finance for Promus Hotel Corporation (now part of Hilton Hotels Corporation). Prior to his promotion to director of corporate finance, Mr. Brown served as manager of capital analysis and planning for Promus. Mr. Brown began his career at PriceWaterhouse and also held various financial and accounting positions at Holiday Inns, Inc. and International Paper Company. Mr. Brown is a Certified Public Accountant (inactive), and is a member of the American Institute of Certified Public Accountants.
      Craig L. Cardwell, age 55, is our Executive Vice President and Chief Investment Officer. Mr. Cardwell joined Allen & O’Hara in 1971 and managed food service operations at residence halls located in California and Georgia through 1976. From 1977 to 1980, he served as General Manager of the Castilian (University of Texas). In 1980, Mr. Cardwell was promoted to Regional Director of Student Housing, and in 1984, he became Regional Director of Apartments. Commencing in 1993, Mr. Cardwell was responsible for the regional directorship of both student housing and apartments for Allen & O’Hara, and in 1998, Mr. Cardwell became Allen & O’Hara’s Vice President of Acquisitions. Mr. Cardwell is a member of the Memphis Chapter of the IREM. He formerly served as a member, board member, and president of the IREM’s Memphis chapter. He currently serves as a governing counselor of the IREM and holds its Certified Property Manager designation. Mr. Cardwell was also founding director of the VECA community development corporation, a corporation founded to redevelop inner-city residential housing.
      William W. Harris, age 59, is our Senior Vice President of Development and President of Allen & O’Hara Development Company, LLC, which is our development company. Mr. Harris joined Allen & O’Hara in 1982 and became its Vice President of Development in January 1986. Mr. Harris has over 25 years of experience in development, appraisal, consulting and mortgage finance. Prior to joining Allen & O’Hara, Mr. Harris served as Head of Development, Vice President of Real Estate Services for McAllister Associates, Inc. and Vice President of Gates Mortgage & Equity. Mr. Harris holds the MAI designation, the highest award granted by the Appraisal Institute, and has served as president of the Memphis Chapter of that organization. Mr. Harris is also a member of Lambda Alpha International, an honorary land economics society.
      Thomas J. Hickey, age 58, is our Senior Vice President of Operations. Mr. Hickey joined Allen & O’Hara in 1972 and has served as Assistant General Manager at Granville Towers (University of North Carolina), General Manager at Osceola Hall (Florida State University), General Manager of Fontana Hall (University of South Florida), and Regional Director of the housing/foodservice group of the management services department. Mr. Hickey was promoted to Vice President of the apartment group in 1983, Vice President of Operations in 1984 and he assumed responsibilities relating to Vice President of Management Services in 1988. Mr. Hickey is both a current member and past president of the Memphis chapter of the IREM. He also holds the Certified Property Manager designation conferred by the IREM and was chairman of the board of directors of the Diocese of Memphis Housing Corporation.

      Thomas Trubiana, age 53, has served as Senior Vice President of Development of our development company, Allen & O’Hara Development Company, LLC, since February 2005. Mr. Trubiana served as President of American Campus Communities, Inc. from July 1997 until October 2003. He served as a financial advisor to Eagle Strategies Corporation from June 2004 until joining us in February 2005. Prior to serving as President of American Campus Communities, Mr. Trubiana served as Senior Vice President of Management Services for Cardinal/ Lexford Realty Services. Mr. Trubiana began his career as a resident assistant at Allen & O’Hara in 1972, and was promoted to general manager, regional manager and finally director of development, before leaving Allen & O’Hara in 1987.
      Wallace L. Wilcox, age 56, is our Vice President of Construction and Engineering. Mr. Wilcox joined Allen & O’Hara in 1980 and has served in various capacities in the areas of project management, maintenance and engineering. He became Vice President of Construction and Engineering for Allen & O’Hara in May 2000. For the past 25 years, Mr. Wilcox has supervised the consummation and development of student housing communities as well as hotels, office buildings and churches.
      Susan B. Arrison, age 55, is our Vice President of Human Resources. Ms. Arrison joined Allen & O’Hara as Vice President of Human Resources in 1980. In 1988, she became Vice President of Employment/ Employee Relations at National Bank of Commerce, and she served in that capacity for over eight years. In January 1996, Ms. Arrison returned to her role as Vice President of Human Resources at Allen & O’Hara. Ms. Arrison is a member of the Society of Human Resource Management.
      J. Drew Koester, age 34, is our Vice President and Chief Accounting Officer. Mr. Koester joined Allen & O’Hara in September 2004. From January 1999 until September 2004, Mr. Koester served as Vice President — Finance for TruGreen Companies, LLC, a division of The ServiceMaster Company. From August 1998 until January 1999, Mr. Koester was a financial analyst at The ServiceMaster Company. Mr. Koester began his career at Deloitte & Touche LLP, and was a Financial Reporting Manager for Continental PET Technologies prior to joining The ServiceMaster Company. Mr. Koester is a Certified Public Accountant (inactive).
Board of Directors Meetings, Committees and Compensation
      The Board of Directors currently consists of five members, four of whom (Messrs. Barrow, Cahill and Churchey and Dr. Ford) have been determined by the Board of Directors to be “independent” as that term is defined in the Listed Company Manual of the New York Stock Exchange (“NYSE”). In compliance with the NYSE Listed Company Manual, our independent directors conduct regularly scheduled meetings without the presence of non-independent directors or management. Mr. Barrow serves as chairman for executive sessions of the independent directors and presides over these meetings.
      We were incorporated on July 8, 2004. During 2004, the Board of Directors took all actions by unanimous written consents and did not hold any meetings. During 2005, all of our current directors have attended the meetings of the Board of Directors and committees of the Board on which they served. Because we schedule our spring Board of Directors meeting in conjunction with the annual meeting of stockholders, the members of our Board of Directors are invited to the Annual Meeting.
      Non-employee members of the Board of Directors receive an annual fee of $15,000, which is payable quarterly. All non-employee members of the Board of Directors receive a fee of $1,000 for each board meeting attended in person and $500 for each board meeting attended by telephone conference or similar communications equipment. Independent directors receive a fee of $750 for each committee meeting attended, except that committee chairmen receive an additional $500 for attendance at each meeting of the committee for which they serve as chair. In January 2005, we issued an initial grant of restricted stock to each of our independent directors representing 1,000 shares of our Common Stock, which will vest 180 days following the grant date. We will issue annual grants of restricted stock to each of our independent directors representing 500 shares of our Common Stock, which will be fully vested on the grant date. We reimburse our independent directors for all reasonable expenses incurred in connection with their service on the Board of Directors. Directors who are employees of our Company or our subsidiaries will not receive compensation for their services as directors.

      In January 2005, the Board of Directors established three permanent committees that have certain responsibilities for our governance and management. These committees are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Prior to forming the Nominating Committee, we had no standing nominating or other committee performing similar functions, and the Board of Directors, as a whole, acted as a nominating committee to select nominees for election as directors. The Board of Directors has adopted charters for the Audit Committee, Compensation Committee and Nominating Committee, which can be found on our website at www.educationrealty.com.
      Audit Committee. Established on January 24, 2005, our Audit Committee consists of Messrs. Barrow, Cahill and Churchey. Mr. Churchey serves as chairman of the committee. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements of the NYSE applicable to members of the Audit Committee, as well as the Audit Committee independence standards established by the SEC. Further, the Board of Directors has determined that Mr. Churchey is an “audit committee financial expert,” as defined by the rules of the SEC. The Audit Committee appoints our independent auditors, oversees their work, reviews the scope of the audit to be conducted by them, as well as the results of their audit, reviews the scope of our internal system of controls, appraises our financial reporting activities (including our proxy statement and annual report) and the accounting standards and principles followed. The Audit Committee also reviews and discusses with management and the independent auditors various topics and events that may have significant financial impact on our business, and it reviews and discusses with management major financial risk exposure and steps that management has taken to monitor and control such exposure. Additionally, the Audit Committee reviews the adequacy and effectiveness of our internal controls, internal audit procedures and disclosure controls and procedures, as well as our management’s reports thereon. The chairperson of the Audit Committee, a majority of the members of the Audit Committee or our Chief Executive Officer may call a special meeting of the Audit Committee. The Audit Committee was established in 2005 and, therefore, held no meetings in 2004.
      Compensation Committee. Established on January 24, 2005, our Compensation Committee consists of Messrs. Barrow and Cahill and Dr. Ford. Mr. Cahill serves as chairman of the committee. The Board of Directors has determined that all members of the Compensation Committee meet the independence requirements of the NYSE Listed Company Manual. The Compensation Committee approves the compensation and benefits of all of our executive officers, reviews general policies relating to compensation and benefits of our employees and makes recommendations concerning certain of these matters to the Board of Directors. The Compensation Committee also administers our 2004 Incentive Plan. The Compensation Committee was established in 2005 and, therefore, held no meetings in 2004.
      Nominating and Corporate Governance Committee. Established on January 24, 2005, our Nominating and Corporate Governance Committee (the “Nominating Committee”) consists of Messrs. Barrow and Churchey and Dr. Ford. Dr. Ford serves as chairman of the committee. The Nominating Committee is appointed by the Board of Directors to identify, screen and recommend outstanding individuals who qualify to serve as members of the Board of Directors and to recommend that the Board of Directors select a slate of director nominees for election by our stockholders at each annual meeting of our stockholders in accordance with our Articles of Incorporation, Bylaws and Maryland law; to make recommendations to the Board of Directors regarding our corporate governance principles, including the structure, composition and functioning of the Board of Directors and all committees of the Board, the delegation of authority to management, oversight by the Board of management actions and reporting duties of management; to review procedures for meetings of the Board of Directors, including the appropriateness and adequacy of the information supplied to directors prior to and during Board meetings and to evaluate Board and management performance. The Nominating Committee also makes reports and recommendations to the Board of Directors within the scope of its functions. The Nominating Committee has the sole authority to retain and to terminate any search firm to be used to identify director candidates and has sole authority to approve the search firm’s fees and other retention terms. The Nominating and Corporation Governance Committee was established in 2005 and, therefore, held no meetings in 2004.

      In accordance with the provisions of our Bylaws, stockholders may directly nominate prospective director candidates by delivering to our Corporate Secretary certain information about the nominee (reflecting the disclosure requirements of the SEC’s proxy rules concerning nominees for directorships) no less than 120 days and no more than 150 days in advance of the first anniversary of the date of mailing the notice for the prior year’s annual meeting. The Nominating Committee has not adopted a formal policy with regard to consideration of any director candidate nominated by stockholders. The Nominating Committee believes that such a policy is not necessary or appropriate because of the stockholders’ ability to directly nominate director candidates to serve on the Board of Directors.
Code of Ethics and Corporate Governance Guidelines
      Our Board of Directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics that is applicable to all members of our Board of Directors, our executive officers and our employees. We have posted these documents in the Corporate Governance section of our website at www.educationrealty.com. If we amend, modify or waive a provision in the Code of Business Conduct and Ethics, we may satisfy the disclosure requirement under Item 10 of Form 8-K by posting such information on our website as necessary.
Executive Compensation
      Summary Compensation Table. The following table sets forth, for the year 2005, the total compensation expected to be paid to our Chief Executive Officer and other executive officers as defined under the rules of the SEC with the next highest total annual salary and bonus (collectively, the “Named Executive Officers”). We commenced operations in January 2005 and did not pay executive compensation prior to that date.

					Long-Term
		Annual Compensation			Compensation

					Restricted		All Other
Name and Principal Position	Year	Salary	Bonus (1)		Stock Awards		Compensation

Paul O. Bower	2005	$275,000	$275,000	(1)	$720,000	(2)	$480,000	(3)
President, Chief Executive Officer and Director
Randall H. Brown	2005	$206,250	$206,250	(1)	$640,000	(2)	$480,000	(3)
Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Craig L. Cardwell	2005	$160,417	$160,417	(1)	$560,000	(2)	$480,000	(3)
Executive Vice President, and Chief Investment Officer
William W. Harris	2005	$128,333	$64,167	(1)	$160,000	(2)	$320,000	(3)
Senior Vice President of Development
Thomas J. Hickey	2005	$137,450	$68,750	(1)	$160,000	(2)	$320,000	(3)
Senior Vice President of Operations

(1)	Messrs. Bower, Brown and Cardwell are eligible to receive an annual cash performance bonus of up to 100% of base salary, and Messrs. Harris and Hickey are eligible to receive an annual cash performance bonus of up to 50% of base salary. The actual amounts of any bonuses will be determined by the Compensation Committee of our Board of Directors.

(2)	Reflects shares of restricted stock granted on January 31, 2005 in connection with our initial public offering and valued at the initial public offering price of $16.00 per share. Restricted stock will vest ratably over five years from the grant date.

(3)	Reflects profits interest units granted on January 31, 2005 in connection with our initial public offering. The profits interest units immediately vested and entitle the owners to the same right to receive distributions as other holders of Operating Partnership units. The values presented assume that the profits interest units have an economic value equivalent to our Common Stock on a one-for-one basis. However, such units will only, over time, achieve full or partial parity with units of our Operating Partnership upon the occurrence of specified capital equalization events. Until such parity is reached, the value that may be realized for vested profits interest units will be less than the value of an equal number of shares of our Common Stock, if there is any value at all.

Employment Agreements
      We have entered into employment agreements, effective as January 31, 2005, with each of our Named Executive Officers. The employment agreements provide for Mr. Bower to serve as our Chief Executive Officer and President, Mr. Brown to serve as our Executive Vice President and Chief Financial Officer, Mr. Cardwell to serve as our Executive Vice President and Chief Investment Officer, Mr. Harris to serve as our Senior Vice President of Development and Mr. Hickey to serve as our Senior Vice President of Operations. These employment agreements each require Messrs. Bower, Brown, Cardwell, Harris and Hickey, as applicable, to devote substantially full-time attention and business time to our affairs. Each of the employment agreements provide for a three-year term, expiring on January 31, 2008, and automatically extends for additional one-year periods unless either party terminates the agreement by providing prior written notice to the other party not later than 60 days prior to the expiration thereof.
      The employment agreements provide for:

•	an annual base salary of $300,000, $225,000, $175,000, $140,000 and $150,000 for Messrs. Bower, Brown, Cardwell, Harris and Hickey, respectively, subject in each case to an annual increase in accordance with our normal executive compensation practices as approved annually by our Board of Directors;

•	eligibility for annual cash performance bonuses of up to 100% of base salary for Messrs. Bower, Brown and Cardwell and up to 50% of base salary for Messrs. Harris and Hickey, with the actual award amounts determined by our Board of Directors in accordance with the terms of a bonus plan to be adopted by the Board of Directors and on the same basis as our other executives (with appropriate adjustments due to title and salary); and

•	participation in other employee benefit plans available generally to our senior executives.
      Under the terms of their respective employment agreements, on January 31, 2005, Messrs. Bower, Brown, Cardwell, Harris and Hickey were granted 45,000 shares, 40,000 shares, 35,000 shares, 10,000 shares and 10,000 shares, respectively, of restricted stock vesting ratably over five years worth, in the aggregate, $2,240,000 valued at the $16.00 per share initial public offering price of our Common Stock. In addition, also on January 31, 2005, Messrs. Bower, Brown and Cardwell each received 30,000 profits interest units and Messrs. Harris and Hickey each received 20,000 profits interest units (representing an aggregate 0.59% interest in our Operating Partnership and worth an aggregate of $2,080,000 valued at the $16.00 per share initial public offering price of our Common Stock), which were immediately vested.
      These employment agreements permit us to terminate the executive’s employment for or without cause. Cause is generally defined to mean:

•	the executive’s insubordination;

•	the executive’s breach of his employment agreement;

•	any act or omission by the executive which injures, or is likely to injure, us or our business reputation;

•	the executive’s dishonesty, fraud, malfeasance, negligence or misconduct;

•	the executive’s failure to (i) satisfactorily perform the executive’s duties under his employment agreement, (ii) follow the direction of any individual to whom the executive reports, (iii) abide by our policies, procedures and rules or (iv) abide by laws applicable to the executive in the executive’s capacity as our employee, executive or officer;

•	the executive’s arrest, indictment for, conviction of, or entry of a plea of guilty or no contest to, a felony or crime involving moral turpitude;

•	the executive’s resignation unless such resignation is based upon good reason; or

•	the executive’s refusal to perform duties unless such refusal is based upon good reason.

      If the executive’s employment is terminated by us for cause upon the action of our Board of Directors, the executive shall be entitled only to his salary earned through the date of termination.
      Each employment agreement provides that, if the respective executive’s employment is terminated by us without cause or by the executive for good reason, as described below, prior to a change in control, the executive will be entitled to continue to receive his base salary for the greater of one year or the remaining term of his employment agreement for Mr. Bower, for the greater of one year or the remaining term of his employment agreement minus twelve months for Messrs. Brown and Cardwell and for one year for Messrs. Harris and Hickey. In addition, the executive will receive all accrued but unpaid salary and bonus through the termination date, and we will pay premiums for COBRA continuation coverage for the executive and eligible dependents for a period of up to 18 months.
      Each employment agreement further provides that, if the executive’s employment is terminated by us without cause or by the executive for good reason, as described below, within twelve months after a change of control, then the executive will receive a termination payment equal to three times base salary and average bonus for the past two years for Mr. Bower, two times base salary and average bonus for the past two years for Messrs. Brown and Cardwell, and then-current base salary for Messrs. Harris and Hickey. In addition, the executive will receive all accrued but unpaid salary and bonus through the termination date, and we or our successor will pay premiums for COBRA continuation coverage for the executive and eligible dependents for a period of up to 18 months. In general terms, a change of control occurs under the following circumstances: (i) the sale, transfer or other disposition of 80% or more of the aggregate value of our assets, or (ii) a sale of 50% or more of our then-outstanding voting stock in a single transaction or a series of related transactions.
      In addition, either prior to or after a change in control of our Company, each executive has the right under his employment agreement to resign for “good reason” under the following circumstances: (i) we materially reduce the executive’s current title, duties or responsibilities; (ii) the executive provides us with written notice of such action and provides us with a 30-day cure period to remedy such action; (iii) we fail to remedy such action within the cure period; and (iv) the executive resigns within ten days of the expiration of the cure period.
      Each employment agreement provides that the executive agrees not to compete with us, individually or on behalf of any person or entity engaged in the business of owning and managing off-campus student housing communities, providing third-party management services for student housing communities and providing third-party development consulting services for student housing communities, within the territory specified in the agreement. The duration of these restrictions is three years following termination of employment for Mr. Bower, two years following termination of employment for Messrs. Brown and Cardwell and one year following termination of employment for Messrs. Harris and Hickey. The executive also agrees that he will not, during such respective period, directly or indirectly, solicit any of our customers for the purpose of providing any goods or services competitive with us within the specified territory, and not to, directly or indirectly, solicit, recruit or induce any of our employees to terminate their relationship with us or work for any other person or entity competitive with us. The executive also agrees not to use or disclose any of our trade secrets for so long as the information constitutes a trade secret and not to use or disclose any of our confidential information.

2004 Incentive Plan
      The Education Realty Trust, Inc. 2004 Incentive Plan (the “Plan”) was adopted by our Board of Directors and approved by our sole stockholder effective on January 31, 2005. The Plan provides for the grant of stock options, restricted stock units, restricted stock, stock appreciation rights, other stock-based incentive awards and profits interest units to our employees, directors and other key persons providing services to us and our subsidiaries. We have reserved 800,000 shares of our Common Stock for issuance pursuant to the Plan, subject to adjustments for changes in our capital structure, including share splits, dividends and recapitalizations. The number of shares reserved under the Plan is also subject to an annual adjustment, beginning on January 1, 2006, so that the total number of shares reserved under the Plan is equal to 4% of the aggregate number of shares outstanding on the last day of the preceding fiscal year; provided that such annual increase generally may not exceed 80,000 shares. No awards under the Plan were outstanding prior to our initial public offering.
      On January 31, 2005, we issued restricted stock representing 170,000 shares of our Common Stock to our officers as compensation and restricted stock representing 4,000 shares of our Common Stock to our independent directors. Also on January 31, 2005, certain of our officers and employees received an aggregate of 220,000 profits interest units, which represent an aggregate 1.1% profits interest (equivalent to 220,000 Operating Partnership units) in our Operating Partnership. These profits interest units are interests in a limited liability company that is controlled by us and that holds an interest in a special class of units issued by our Operating Partnership. Profits interest units entitle the holders of such units to receive the same quarterly per unit distributions as other units of our Operating Partnership and, in the event that certain specified capital equalization events occur, become ultimately redeemable, at the option of the holder, beginning one year after completion of this offering, for cash, or at our election, for shares of our Common Stock. We issued an additional 10,000 shares of restricted stock and 20,000 profits interest units in February 2005.
      The Plan is administered by our Compensation Committee, which determines all terms of awards under the Plan and determines who receives grants under the Plan and the number of Common Shares subject to the grant. Our Board of Directors may amend the Plan at any time. However, the Plan requires stockholder approval for any amendment that would, among other things, increase the maximum number of shares of Common Stock that may be issued pursuant to the Plan, except so as to adjust the number of shares pursuant to provisions for changes in capital structure, or that would otherwise violate the requirements of the NYSE.
      In the event of any “change of control” of our Company (as defined in the Plan), including certain mergers, consolidations, divisions, business combinations and the sale of all or substantially all of our assets, our Compensation Committee may, in its discretion, provide that all outstanding non-vested options, stock appreciation rights or restricted stock units will terminate as of the consummation of such change of control. The Compensation Committee also may accelerate the exercisability of, or cause all vesting restrictions to lapse on, all outstanding options, stock appreciation rights or restricted stock units to a date within the 30-day period prior to the date of such change of control and/or may provide that holders of options, stock appreciation rights or restricted stock units will receive a payment in respect of cancellation of their awards based on the amount, if any, by which the per share consideration being paid for our Common Stock in connection with such corporate event exceeds the applicable exercise price. In addition, our Compensation Committee may, in its discretion, provide that all outstanding awards will vest upon any change of control of our Company.
Limitation of Liability and Indemnification of Officers and Directors
      Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and material to the cause of action. Our charter contains a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law. In addition, we have entered into indemnification agreements with each of our executive officers and directors.
      Maryland law also requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Corporations are permitted to indemnify their present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
      A Maryland corporation may not, and we will not, indemnify a director or officer for an adverse judgment in a suit by or in right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.
      In addition, Maryland law permits a corporation to, and we will, advance reasonable expenses to a director or officer upon receipt of:

•	a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.
      Our Bylaws obligate us, to the fullest extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity.
      Our Bylaws also obligate us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any person who served as an employee or agent of us or our predecessor.
      The partnership agreements of our Operating Partnership and University Towers Partnership provide that we, as general partner of our Operating Partnership and University Towers Partnership, and our officers and directors are indemnified to the fullest extent permitted by law.
      Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act of 1933 (the “Securities Act”), the SEC has indicated that this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Compensation Committee Interlocks and Insider Participation
      We did not have a Compensation Committee in 2004. The following non-employee directors are the current members of the Compensation Committee of the Board of Directors: Messrs. Barrow and Cahill and Dr. Ford. To our knowledge, there are no interlocking relationships involving members of the Compensation Committee or other directors requiring disclosure in this Proxy Statement.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own beneficially more than 10% of our Common Stock to file reports of ownership and changes in ownership of such stock with the SEC. Our directors and executive officers were not required to comply with Section 16(a) filing requirements until January 2005.
RELATED PARTY TRANSACTIONS
Benefits Received by our Executive Officers in our Formation Transactions
      Each of our Named Executive Officers, as well as Wallace L. Wilcox, our Senior Vice President of Construction and Engineering, had a direct or indirect interest in certain of the assets that we acquired on January 31, 2005 in our formation transactions. Each of Messrs. Bower, Brown, Cardwell, Harris, Hickey and Wilcox had a direct or indirect interest in Allen & O’Hara Education Services, Inc., which is our management company subsidiary, and in our properties known as The Reserve at Athens, Players Club, NorthPointe, The Reserve at Clemson, College Station and The Gables, each of which we acquired on January 31, 2005. In addition, Messrs. Bower and Hickey held an indirect interest in the University Towers property that we also acquired on January 31, 2005. We paid these officers and directors aggregate consideration of $19.9 million in the form of $2.8 million in cash, Operating Partnership units having a value of approximately $14.0 million and University Towers Partnership units having a value of approximately $3.1 million. We also entered into a registration rights agreement with all of the persons who received Operating Partnership units in connection with the acquisition of our initial assets, including certain of our officers and directors. These agreements entitle unit holders to customary registration rights, including demand and piggyback registration rights, with respect to the shares of Common Stock that may be received upon a conversion of the Operating Partnership units.
Shared Services Agreement
      Pursuant to our formation transactions, which occurred on January 31, 2005, we acquired the student housing business of Allen & O’Hara, Inc., a company that is wholly-owned by Paul O. Bower, our Chairman, Chief Executive Officer and President. Prior to the completion of our formation transactions, Allen & O’Hara’s student housing business shared the cost of certain common services with Allen & O’Hara’s hotel properties operations, which we did not acquire and which continue to be operated by Allen & O’Hara. These services include human resources, information technology, accounting, legal, payroll, office space, office equipment and furniture and certain management personnel. The costs allocable to the hotel operations of Allen & O’Hara totaled $1.1 million in 2003, $1.6 million in 2002 and $1.4 million in 2001. We have entered into a shared services agreement with Allen & O’Hara to provide these services to Allen & O’Hara for the benefit of its hotel business in exchange for reimbursement to us of the fair value of the services performed, which we anticipate will be approximately $1.0 million per year. Because Mr. Bower is the sole stockholder of Allen & O’Hara, he will realize any of the economic benefit of this agreement that is realized by Allen & O’Hara. As a result of this agreement with Allen & O’Hara, there will be conflicts of interests between our interests and the interests of Mr. Bower related to his ownership of Allen & O’Hara.

Employment Agreements
      We have also entered into employment agreements with each of our Named Executive Officers as described elsewhere in this Proxy Statement. These agreements provide for salary, bonuses and other benefits, including, potentially, severance benefits upon a termination of employment, as well as for grants of options, restricted stock and profits interest units, cash bonuses and performance awards.
AUDIT COMMITTEE REPORT
      The Audit Committee is directly responsible for the appointment, compensation and oversight of the Company’s independent auditors. In this regard, the Audit Committee pre-approves all audit services and non-audit services to be provided to the Company by its independent auditor. The Audit Committee may not approve any service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent auditor.
      The Audit Committee currently consists of Messrs. Churchey (Chairman), Barrow and Cahill, all of whom meet the independence requirements of the NYSE. During fiscal 2005, the Board of Directors developed a charter for the Audit Committee, which was approved by the Board of Directors on January 24, 2005 and ratified by the Company’s independent directors on February 8, 2005. The complete text of the charter is attached as “Annex A” hereto.
      In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s independent auditors to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent auditors. The Audit Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).
      With respect to the Company’s independent auditors, the Audit Committee discussed with Deloitte & Touche LLP, among other things, matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).
      Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Audit Committee

Randall L. Churchey, Chairman
Monte J. Barrow
William J. Cahill, III
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

PROPOSAL 2
RATIFICATION AND SELECTION OF INDEPENDENT AUDITORS
      On February 8, 2005, the Board of Directors appointed the accounting firm of Deloitte & Touche LLP to serve as its independent auditor for the fiscal year ending December 31, 2005. The appointment of this firm was recommended to the Board of Directors by the Audit Committee. A proposal to ratify that appointment will be presented at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.
Audit and Non-Audit Fees
      The following table presents the aggregate fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our annual financial statements for the most recent fiscal year ended December 31, 2004 and fees billed for other services rendered by Deloitte & Touche LLP during 2004:

2004

Audit Fees(1)	$1,053,319
Audit-Related Fees(2)	122,000
Tax Fees(3)	299,860
All Other Fees	—

TOTAL FEES	$1,475,179

(1)	Amount consists of (a) $785,084 for audits of the combined financial statements of our predecessor entities for the nine months ended September 30, 2004 and for the years ended December 31, 2003, 2002 and 2001, and review of unaudited quarterly financial information for 2003 and 2002 in conjunction with our initial public offering, (b) $196,235 for audits of the combined statements of certain revenues and certain expenses of the JPI Portfolio for the nine months ended September 30, 2004 and the year ended December 31, 2003 in conjunction with our initial public offering, (c) $18,000 for audits of our consolidated financial statements for the period July 12, 2004 (date of formation) through September 30, 2004 and of the balance sheet as of July 12, 2004, and (d) $54,000 for audits of the financial statements of National Development/Allen & O’Hara CUPA, LLC for the period April 1, 2003 (date operations commenced) to December 31, 2003 and of Hines/AOES, LLC for the year ended December 31, 2001.

(2)	Amount consists of (a) $97,000 for SEC-related audit services, including review of our initial public offering registration statement and related amendments, issuance of consents and review of our unaudited pro forma financial information, (b) $15,000 for reviews of our predecessor entities’ unaudited combined financial statements for the six months ended June 30, 2004 and 2003, and (c) $10,000 for the review of the combined statement of certain revenues and certain expenses of the JPI Portfolio for the six months ended June 30, 2004.

(3)	Amount represents fees for tax services in connection with the formation transactions that occurred upon the consummation of our initial public offering.
      The Audit Committee has determined that the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining the independent auditor’s independence.
      The Board of Directors recommends a vote FOR ratification of the selection of independent auditors.
STOCKHOLDER PROPOSALS
      In order for a stockholder to bring any business or nominations before the Annual Meeting, certain conditions set forth in Section 11 of our Bylaws must be complied with, including, but not limited to, delivery of notice to us prior to the date of the mailing of this Proxy Statement. Rules of the SEC require that any proposal by a stockholder for consideration at the 2006 Annual Meeting of Stockholders must be received by us no later than December 30, 2005, if any such proposal is to be eligible for inclusion in our proxy materials for our 2006 Annual Meeting. Under such rules, we are not required to include stockholder proposals in our proxy materials unless certain other conditions specified in such rules are met.
COMMUNICATION WITH DIRECTORS
      We have established procedures for stockholders or other interested parties to communicate directly with our Board of Directors. Such parties can contact the board by mail at: Education Realty Trust, Inc. Board of Directors, 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117. All communications made by this means will be received directly by the chairman of the Audit Committee.
2004 ANNUAL REPORT
      Our Annual Report to Stockholders is being mailed along with this Proxy Statement. Our Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC, are available on our website at www.educationrealty.com or upon written request by writing to Education Realty Trust, Inc., 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117. Neither the Annual Report to Stockholders nor the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 is to be treated as part of the proxy solicitation materials or as having been incorporated herein by reference.
OTHER MATTERS
      Our management is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the stockholders arise, the representatives named on the accompanying Proxy will vote in accordance with their best judgment as to the interests of the Company and our stockholders.

BY ORDER OF THE BOARD OF DIRECTORS,

Randall H. Brown
Secretary

ANNEX A
EDUCATION REALTY TRUST, INC.
AUDIT COMMITTEE CHARTER
Adopted January 24, 2005
I.     STATEMENT OF PURPOSE
      The Board of Directors appoints an Audit Committee to represent and assist the Board of Directors in discharging its responsibilities relating to the accounting, reporting and financial practices and legal compliance of the Company and its subsidiaries. The Audit Committee has general responsibility for oversight of the accounting and financial processes of the Company and its subsidiaries, including oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualification and independence of the Company’s auditors, the performance of the Company’s internal audit function and independent auditors, and the preparation of the report that the Securities and Exchange Commission (the “SEC”) requires to be included in the Company’s annual proxy statement or, if the Company does not file a proxy statement, the Company’s annual report.
      Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee should also provide an open avenue of communication among the independent auditors, financial and senior management, members of the internal auditing team and the Board of Directors.
II.     COMMITTEE MEMBERS
      The Audit Committee shall have at least three members appointed by the Board of Directors with one member appointed as chairperson. The Audit Committee shall consist entirely of “independent” members of the Board of Directors. “Independent” means a director who (i) satisfies all criteria for independence established by the SEC, (ii) meets the New York Stock Exchange (the “NYSE”) definition of “independence” (including all criteria imposed with respect to service on an audit committee) and (iii) is otherwise free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee, all as determined by the Board of Directors.
      Each member of the Audit Committee must be financially literate, or must become financially literate within a reasonable period of time, and at least one member of the Audit Committee must have accounting or related financial management expertise and qualify as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K, each as determined by the Board of Directors. The identity of at least one member of the Audit Committee determined to have such experience shall be disclosed in the Company’s periodic filings made with the SEC.
      The members of the Audit Committee shall be elected by the Board of Directors at each annual meeting of the Board of Directors or until their successors shall be duly elected and qualified. Unless a chair is elected by the full Board of Directors, the members of the Audit Committee may designate a chair by majority vote of the full Audit Committee.
III.     POWERS, DUTIES AND RESPONSIBILITIES
      In carrying out its intended purpose, the Audit Committee shall have the powers, duties and responsibilities delegated to it by the Board of Directors as set forth below. The Audit Committee shall:

Services of Independent Auditors
      A. Have direct responsibility for appointing and overseeing a public accounting firm registered with the Public Company Accounting Oversight Board to serve as the Company’s independent auditors and to perform the Company’s annual audit (subject, if applicable, to stockholder ratification). This responsibility shall include the direct authority to retain and terminate such independent auditors, the sole authority to approve the terms and conditions of all audit engagements as well as all significant non-audit engagements with such independent auditors, and the sole authority to determine the compensation to be paid to such independent auditors and to require the Company to provide funding for the payment of such compensation. This authority may not be delegated to management (although the Audit Committee may obtain input from management).
      B. Oversee the work performed by the Company’s independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting). Such independent auditors shall report directly to the Audit Committee and shall be ultimately accountable to the entire Board of Directors through the Audit Committee.
      C. Review with the independent auditors the scope of the audit, pre-approve the audit services (which may entail providing comfort letters in connection with securities underwritings) to be performed by the independent auditors, and review the results of the annual audit examination and any reports of the independent auditors with respect to the Company’s financial statements or policies.
      D. Pre-approve all non-audit services provided to the Company by the independent auditors. In no event shall the Audit Committee engage the Company’s independent auditor to perform any service enumerated in Section 201(a) of the Sarbanes-Oxley Act of 2002, except as may otherwise be provided by law or regulation, or approve any non-audit service that the SEC, NYSE or other applicable regulatory authority determines is impermissible. Non-audit services that constitute less than 5% of the revenues paid by the Company and its subsidiaries to the independent auditors may be approved by the Audit Committee (or one or more members authorized by the Audit Committee) after the services are commenced but before the completion of the audit, provided that such services were not recognized by the Company at the time of the engagement to be non-audit services and such services are promptly brought to the attention of the Audit Committee. The Audit Committee shall ensure that the approval of non-audit services is disclosed in the public reports that the Company is required to file with the SEC.
      E. Review information, including written statements from the independent auditors, concerning any relationship between the auditors and the Company or any other relationships that may adversely affect the independence of the auditors and periodically assess the independence of the Company’s auditors as set forth in Independence Standards Board Standard No. 1 and the rules, regulations and standards of the SEC and the NYSE. The Audit Committee shall, at least annually, obtain and review a report by the Company’s independent auditors describing: (1) the firm’s internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (3) all relationships between the independent auditors and the Company. The Audit Committee should evaluate the lead partner of the independent audit firm and whether such independent audit firm should be rotated, and present its conclusions to the Board of Directors.

Audit Practices and Financial Reporting Matters
      F. Obtain and review all reports and other information that the independent auditors are required by law, rule or regulation to submit to the Audit Committee, including periodic reports on (1) all critical accounting policies and practices to be used by the Company, (2) all material alternative treatments of financial information within generally accepted accounting principles in effect from time to time (“GAAP”) that have been discussed with management, the ramification of the use of such alternative disclosures and treatment, and the treatment preferred by the independent auditors, and (3) other material written communications between the independent auditors and management of the Company, such as any management letter or schedule of unadjusted differences.
      G. Meet to review and discuss with management and the independent auditors the Company’s annual audited financial statements and quarterly financial statements, including a discussion of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of

Operations” and a discussion with the independent auditors of their judgments as to the quality of the Company’s accounting principles.
      H. Review with management and the independent auditors the results of any significant matters identified as a result of the independent auditors’ interim review procedures prior to the filing of each Form 10-Q or as soon thereafter as possible. The Audit Committee may delegate this function to one or more of its members having sufficient accounting or financial management expertise to perform such review.
      I. Discuss, at least generally, earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.
      J. Establish guidelines for the Company’s internal audit function, review the qualifications, appointment, replacement, reassignment and dismissal of senior management members of the Company’s internal audit team, review the annual program and schedule for the Company’s internal audits, review audit reports submitted by the internal auditing staff and, at least quarterly, review the adequacy of the Company’s internal controls.
      K. Review changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports, and make reports on the foregoing to the Board of Directors.
      L. Regularly review with the independent auditors any audit problems or difficulties and management’s response, including any restrictions on the scope of the independent auditors’ activities or access to information and any significant disagreements with management. This review should also include a discussion of the responsibilities, budget and staffing of the Company’s internal audit function.
      M. Meet separately and periodically with management, internal auditors (or other personnel responsible for the internal audit function) and independent auditors in connection with the performance of its oversight function.

Company Governance Policies and Compliance
      N. Prepare the report that SEC rules require to be included in the Company’s annual proxy statement or, if the Company does not file a proxy statement, the Company’s annual report.
      O. Establish clear policies for the Company to follow in hiring employees or former employees of the independent auditors (which may include a prohibition on such hiring). Any such policies should consider the restriction that no registered public accounting firm may audit the Company if the Company’s chief executive officer, chief financial officer, chief accounting officer, controller or other persons serving similar functions were employed by the accounting firm and participated in the Company’s audit during the one year prior to commencement of the audit.
      P. Discuss with management policies with respect to financial risk assessment and management, including guidelines to govern the process by which the Company undertakes financial risk assessment and management. Such discussion should include the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
      Q. Conduct an annual performance evaluation of the Audit Committee including a review of: (1) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (2) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (3) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; (4) the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-

GAAP, information), as well as review any financial information and earnings guidance provided to analysts and rating agencies; and (5) the adequacy of the Audit Committee Charter.
      R. Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies. In connection therewith, the Audit Committee shall establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission by employees of the Company of concerns of questionable accounting or auditing matters.
      S. Review and update periodically the Company’s Business Conduct and Compliance Program, oversee management’s policies and systems to enforce such program and advise the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

General Powers
      T. Have the authority to cause the Company to reimburse the Audit Committee for all ordinary administrative expenses that are necessary or appropriate in carrying out its duties.
      U. Have the ability (but not the obligation) to conduct or authorize, if it considers appropriate, investigations into any matters within the scope of its responsibilities.
      V. Have the authority (without separate approval from the Board of Directors) to obtain advice, services and assistance from outside legal, accounting or other advisors, as the Audit Committee deems necessary to assist it in carrying out its responsibilities, to determine the compensation for any such advisors, and to receive from the Company funding in an amount that is appropriate as determined by the Audit Committee to pay for such advisors.
      W. Perform such activities consistent with this Charter, the Company’s bylaws and applicable law as the Board of Directors or the Audit Committee deems necessary or appropriate.
      X. Otherwise make regular reports and recommendations to the Board of Directors within the scope of its functions. The Audit Committee should review with the Board of Directors any issues that arise with respect to the quality and integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualification and independence of the Company’s auditors, and the performance of the Company’s internal audit function and independent auditors.
IV.     SCOPE OF DUTIES
      While the Audit Committee has the responsibilities and the authority set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to assure compliance by the Company or its subsidiaries with laws and regulations and the Business Conduct and Compliance Program.
V.     COMMITTEE MEETINGS
      The Audit Committee will meet at least four times annually, or more often as it deems necessary or appropriate, in its judgment, either in person or telephonically, and at such times and places as the Audit Committee determines. Periodically, as it deems appropriate, the Audit Committee (or designated members thereof, if appropriate) will meet in private sessions with the independent auditors, the Company’s chief financial officer and with the senior manager(s) of the Company’s internal audit functions regarding any matters that the Audit Committee or any of these groups believe should be discussed, including any matters within the scope of the Audit Committee’s responsibilities. The chairperson of the Audit Committee, a majority of the members of the Audit Committee or the Company’s chief executive officer may call a special meeting of the Audit Committee. The person or persons authorized to call special meetings of the Audit Committee may fix any place as the place for holding any special meeting called by them. The majority of the members of the Audit Committee shall constitute a quorum for Audit Committee meetings and, unless otherwise required by this Charter of the Company’s bylaws, action may be taken by majority vote of the members present at such meetings.

EDUCATION REALTY TRUST, INC.
530 Oak Court Drive, Suite 300
Memphis, Tennessee 38117
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Paul O. Bower and Randall H. Brown, or either of them, with full power of substitution, as proxy to represent and vote all the shares of common stock, $.01 par value per share, of Education Realty Trust, Inc. held of record by the undersigned as of the close of business on April 1, 2005, at the Annual Meeting of Stockholders to be held on May 25, 2005 or any adjournment or postponement thereof, as designated on the reverse side hereof and in their discretion as to other matters.
     Please sign exactly as your name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by authorized officer. If shares are held by a partnership, please sign in partnership name by authorized person.

The shares represented by this Proxy will be voted as directed by the undersigned. If no direction is given when the duly executed Proxy is returned, such shares will be voted “FOR” all nominees in Proposal 1 and “FOR” Proposal 2.	I PLAN TO ATTEND THE MEETING ☐
The Board of Directors Recommends a vote “FOR” all nominees in Proposal 1 and “FOR” Proposal 2.
(Continued and to be signed on reverse side.)

Proposal 1 — Election of the following Nominees as Directors:

FOR all Nominees listed at right (except as marked to the contrary) ☐	WITHHELD for all Nominees listed at right ☐	Nominees: Paul O. Bower Monte J. Barrow William J. Cahill, III Randall L. Churchey John L. Ford
(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name above.)
Proposal 2 – Ratification of appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005.
For        Against        Abstain
☐              ☐                  ☐

PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK

Date

Signature

Signature if held jointly

Please mark, date and sign as your name appears above and return in the enclosed envelope.